UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

HER IMPORTS

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

8250 W. Charleston Blvd., Suite 110, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in Item 5.07 of this Form 8-K, the shareholders of Her Imports (the “Company”) approved the 2017 Equity Incentive Plan (the “2017 Plan”) at the Company’s Annual Meeting of Shareholders on December 18, 2017 (the “Annual Meeting.”)

The description of the material terms of the 2017 Plan included in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on November 13, 2017, and amended on November 27, 2017, (collectively the “Proxy Statement”) for the Annual Meeting, is incorporated by reference in this Form 8-K. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2017 Plan which is filed as Annex C to the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2017, the Company held the Annual Meeting. As of October 20, 2017, the record date for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were 24,899,794 shares of the Company’s common stock outstanding. Greater than fifty percent (50%) of the shares of the voting power outstanding and entitled to vote at the Annual Meeting were present in person or by proxy thereby constituting a quorum.

The matters voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable are set forth in the table below.

As a result of the Annual Meeting, Mr. Leonard Dreyer was elected as a director of the Company. Mr. Dreyer has been retired since 2001 and has been a restaurant industry consultant since his retirement. Mr. Dreyer was previously a director and Chairman of the Audit Committee of Worldwide Restaurant Concepts, Inc. He previously served as Chairman of the Board and Chief Executive Officer of Marie Callendar’s Pie Shops, Inc.

Proposal 1: Proposal to elect directors to serve until the 2018 annual meeting of Shareholders.

The Company’s shareholders elected each of the Company’s five nominees for director to serve a term of one year to expire at the 2018 annual meeting of shareholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
Barry Hall	20,925,419	31,809
Aric Perminter	20,925,419	31,809
Leonard Dreyer	20,925,419	31,809
Karen MacDonald	20,925,419	31,809
Faisal Razzaqi	20,925,419	31,809

Proposal 2: Proposal to approve an amendment to the Company’s Articles of Incorporation to effect a proposed reverse stock split.

The Company’s shareholders approved the reverse split ratios as set forth below:

Ratio	Votes For	Votes Against	Abstain	Broker Non-Votes
One-for-six	20,947,132	57,633	0
One-for-two	20,351,432	28,383	625,000
Ratio in between one-for-six and one-for-two	20,947,082	57,733	0

Proposal 3: Proposal to approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s preferred stock.

The Company’s shareholders approved the increase in the authorized number of preferred shares to 10,000,000 shares, as set forth below:

Votes For	Votes Against	Abstain
20,875,169	52,725	29,334

Proposal 4: Proposal to adopt the 2017 Plan.

The Company’s shareholders approved the Company’s 2017 Plan, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
20,904,003	23,475	29,250	47,587

Proposal 5: Proposal to ratify the dividends paid to Cabello Real Ltd. (“Cabello”), the Company’s principal stockholder, resulting from scrivener’s errors.

The Company’s shareholders ratified the dividend paid to Cabello, as set forth below:

Votes For	Votes Against	Abstain
20,904,519	23,375	29,334

Proposal 6: Proposal to approve the Company’s named executive officer compensation.

The Company’s shareholders approved the Company’s named executive officer compensate, as set forth below:

Votes For	Votes Against	Abstain
20,875,269	2,425	79,534

Proposal 7: Proposal to vote, on a non-binding advisory basis, whether a non-binding advisory vote on the Company’s named executive officer compensation should be held every one, two or three years.

The Company’s shareholders voted on whether a non-binding advisory vote on the Company’s named executive officer compensation should be held every one, two or three years , as set forth below:

Ratio	Votes For
One year	21,000
Two years	2,475
Three Years	20,904,419
Abstain	29,334

On the basis of the above votes at the Annual Meeting, all Proposals were adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Her Imports Registrant

Date: December 20, 2017	By:	/s/ Barry Hall
	Name:	Barry Hall
	Title:	Chief Executive Officer